SECURITIES AND EXCHANGE COMMISSION

                   Washington, D. C.  20549
                   _________________________

                           FORM  T-1

                   STATEMENT OF ELIGIBILITY
           UNDER THE TRUST INDENTURE ACT OF 1939 OF
          A CORPORATION DESIGNATED TO ACT AS TRUSTEE
          ___________________________________________


                     CHEMICAL BANK DELAWARE
        (Exact name of trustee as specified in its charter)

DELAWARE                                      51-0266457
(State of incorporation                       (I.R.S. employer
if not a national bank)                       identification No.)

1201 Market Street,
Wilmington, Delaware                          19801
(Address of principal executive offices)      (Zip Code)

                           David J. Clark
                              Counsel
                         1201 Market Street
                         Wilmington, DE 19801
                           (302) 428-3330
   (Name, address and telephone number of agent for service)

         _____________________________________________

                    PAINE WEBBER GROUP INC.
      (Exact name of obligor as specified in its charter)

Delaware                                      13-2760086
(State or other jurisdiction of               (I.R.S. employer
incorporation or organization)                identification No.)

1285 Avenue of the Americas
New York, New York                            10019
(Address of principal executive offices)      (Zip Code)

          ___________________________________________

                    Subordinated Debt Securities
                (Title of the indenture securities)

                            GENERAL


Item 1. General Information.

             Furnish the following information as to the trustee:

        (a) Name and address of each examining or supervising authority to which it is subject.

               Office of The State Bank Commissioner, 555 East Lockerman Street Suite 210, Dover, DE 19901
               Federal Deposit Insurance Corporation,
               New York Regional Office
               452 Fifth Avenue, 21st Floor, New York, New York 10018-2796



        (b)  Whether it is authorized to exercise corporate trust powers.

               Yes.


Item 2. Affiliations with Obligor.

             If the obligor is an affiliate of the trustee, describe each such affiliation.

               None.

Item 16. List of Exhibits.

             List below all exhibits filed as a part of this Statement of Eligibility.

      1. A copy of the Articles of Association of the Trustee as now in effect, including the Organization Certificate and the Certificates of Amendment dated February 25, 1988 and June 22, 1992 (see Exhibit to Form T-1 filed in connection with Registration Statement No. 33-58124, which is incorporated by reference).

      2. A copy of the Certificate of Authority of the Trustee to Transact Business (see Exhibit 2 to Form T-1 filed in connection with Registration Statement No. 33-33595, which is incorporated by reference).

      3. None, authorization to exercise corporate trust powers being contained in the documents identified above as Exhibits 1 and 2.

      4. A copy of the existing By-Laws of the Trustee (see Exhibit 4 to Form T-1 filed in connection with Registration Statement No. 33-58124, which is incorporated by reference).

      5.  Not applicable.

      6. The consent of the Trustee required by Section 321(b) of the Act (see Exhibit 6 to Form T-1 filed in connection with Registration Statement No. 33-33595, which is incorporated by reference).

      7. A copy of the latest report of condition of Chemical Bank Delaware, published pursuant to law or the requirements of its supervising or examining authority.

      8.  Not applicable.

      9.  Not applicable.

                           SIGNATURE

     Pursuant to the requirements of the Trust Indenture Act of 1939, the trustee, Chemical Bank Delaware, a corporation organized and existing under the laws of the State of Delaware, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in The City of Wilmington and State of Delaware, on the 2nd day of October, 1995.

                           Chemical Bank Delaware


                           By: John J. Cashin
                              ---------------------
                               John J. Cashin
                               Senior Trust Officer

                          Exhibit 7



REPORT OF CONDITION

Consolidated Report of Condition of CHEMICAL BANK DELAWARE of Wilmington, Delaware and Foreign and Domestic Subsidiaries, at the close of business on June 30, 1995, published in accordance with a call made by the State Bank Commissioner under Title 5, Delaware Code, Section 904.

Statement of Resources and Liabilities

                                                          Thousands of Dollars

                            ASSETS


Cash and balances due from depository institutions:
    Noninterest-bearing balances and currency and coin .      $ 15,670
    Interest-bearing balances ..........................       162,627
Securities:
Held to maturity securities.............................        55,422
Federal funds sold and securities purchased under
    agreements to resell in domestic offices of the
    bank and of its Edge and Agreement subsidiaries,
    and in IBFS:
    Federal funds sold .................................       178,500
Loans and lease financing receivables:
    Loans and leases, net of unearned income        8,185
    Less: Allowance for loan and lease losses       6,487
    Loans and leases, net of unearned income,
      allowance, and reserve ...........................         1,698
Premises and fixed assets (including capitalized
    leases).............................................        39,039
Customers' liability to this bank on acceptances
    outstanding ........................................         2,758
Other assets ...........................................        18,115
                                                             ---------
TOTAL ASSETS ...........................................      $473,829
                                                             =========

                         LIABILITIES


Deposits
 In domestic offices ...................................      $259,768
    Noninterest-bearing ..........................47,516
    Interest-bearing ............................212,252

 In foreign offices, Edge and Agreement subsidiaries,
    and IBF's ..........................................        53,296
    Interest-bearing ............................ 53,296

Federal funds purchased and securities sold under agree-
  ments to repurchase in domestic offices of the bank and
    of its Edge and Agreement subsidiaries, and in IBFS:
    Federal funds purchased .............................            4
Demand notes issued to the U.S. Treasury ................        5,337
Other borrowed money:
    With original maturity of one year or less ..........          267
Mortgage indebtedness and obligations under capitalized
    leases ..............................................          845
Bank's liability on acceptances executed and outstanding         2,758
Other liabilities ......................................        32,545
                                                              --------

TOTAL LIABILITIES ......................................      $354,822
                                                              --------


                           EQUITY CAPITAL

Common stock ............................................     $ 25,000
Surplus .................................................       51,002
Undivided profits and capital reserves ..................       43,005
                                                              --------

Total equity capital ....................................      119,007
                                                              --------
Total liabilities, limited-life preferred stock, and
    equity capital ......................................     $473,829
                                                              ========


I, Christopher M. Marini, Controller, of the above-named bank do hereby declare that this Report of Condition has been prepared in conformance with the instructions issued by the appropriate Federal Regulatory authority and is true and correct to the best of my knowledge and belief.

                                Christopher M. Marini
                                        July 31, 1995